Exhibit 99.1

Faraday Future Reports Financial Results for Third Quarter 2024

●	Strategic FX Second Brand Launch, Completion of Strategic Realignment, and Significant Middle East Expansion Mark Transformative Quarter.

●	Successfully Secured and Closed on $30 Million Financing.

●	Regained Full Nasdaq Compliance.

●	FX Brand Launch Targets Mass Market with Models Targeted in $20,000-$50,000 Range with Potential Roll Off the Assembly Line by the End of 2025, Subject to Securing Necessary Funding.

●	FX Project in First Phase of Vehicle Development, With Related Work Underway to Achieve Phase One Milestones. FX Plans to Announce Progress and Next Steps Execution Plan Next Week.

Los Angeles, CA (Nov. 6, 2024) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced its financial results for its third quarter of 2024.

RESULTS FOR THIRD QUARTER 2024

The Company continued its efforts to control costs and reduce operating expenses:

●	Operating expenses improved significantly, declining 92.6% to $3.8 million compared to $50.9 million in the prior year’s quarter.

●	Loss from operations improved to $25.2 million compared to a loss of $66.4 million in the prior year quarter.

●	The Company had $449 million of assets, $292.3 million of liabilities and a book value of $156.7 million at quarter end September 30, 2024.

KEY COMPANY HIGHLIGHTS

The third quarter of 2024 represented a pivotal time for FF with the launch of its second brand, Faraday X (FX), heralding a new chapter in the Company’s growth strategy. The FX brand targets the mass market segment with two planned models: the FX 5, with a price target between $20,000-$30,000, and the FX 6, with a price target between $30,000-$50,000. Both models could potentially offer two types of powertrains: range-extended AIEV and battery-electric AIEV, with a planned target to roll off the assembly line by the end of 2025, subject to securing necessary funding.

FF launched its “Everyone’s AIEV, You Decide” co-creation campaign, which has received thousands of responses, demonstrating interest in high-performance, intelligent, cost-effective B-AIEV and RE-AIEV products.

As part of the Company’s Global Automotive Industry Bridge Strategy, FF has established relationships with four Chinese OEMs, having already entered into two strategic framework agreements and two memoranda of understanding, with a goal of promoting range-extended AIEV in the U.S. and integrating global automotive components and supply chains into the U.S., energizing the U.S. B-AIEV and RE-AIEV markets.

Max Ma, FF’s Head of Global Strategy and Product, along with investor Sheikh Abdulla Al Qassimi, engaged in in-depth discussions with potential FX partners in China after the FX launch event. They achieved all the internal objectives set for these discussions. The FX project is currently in the first phase of vehicle development, with related work underway to achieve phase one milestones.

FF secured and closed on $30 million in gross financing. The Company is establishing a presence in Ras Al Khaimah with business registration and facility development, marking a significant milestone in FF’s “third pole” geographic strategy beyond the U.S. and China markets. The Company recently signed a co-investment agreement with Master Investment Group, led by Sheikh Abdulla Al Qassimi, to establish its future regional headquarters in Ras Al Khaimah. Through its Ras Al Khaimah-based entity, Faraday Future Middle East FZ-LLC, FF signed agreements with the Ras Al Khaimah Economic Zone (RAKEZ) for both current operations and a nearly completed 108,000 square foot facility.

FF continued to advance its FF 91 2.0 program with the delivery of an FF 91 2.0 Futurist Alliance to Born Leaders Entertainment, bringing total deliveries to 14 vehicles. Born Leaders Entertainment is now a user and Developer Co-Creation Officer for FF collaborating on promotional opportunities and high-profile engagements. The Company has achieved significant operational improvements, including a 25% improvement in its First Inspection Customer Craftsmanship Audit score and implementation of manufacturing-related warranty improvements. Additionally, FF has enhanced the user experience through software updates, including expanded voice controls and improved navigation features. The Company maintains its focus on production optimization and cost reduction efforts.

On September 4, 2024, Nasdaq confirmed that the Company regained compliance with Nasdaq’s listing requirements. This followed a series of actions to address deficiencies in timely filing of periodic reports and a minimum bid price deficiency.

The Company enhanced its leadership capabilities with strategic appointments, including Koti Meka as Chief Financial Officer and Aaron Ma as Acting Head of EV R&D, strengthening its foundation for continued innovation and market expansion.

OUTLOOK

The Company continues to execute its dual-brand strategy while pursuing additional strategic financing opportunities. Plans for the FX brand target initial launch in late 2025, contingent upon securing necessary funding. FF remains focused on optimizing operations, reducing costs, and sustainably expanding its global presence through the China-U.S. Automotive Bridge Strategy and Middle East initiatives.

EARNINGS WEBCAST

Faraday Future management will host a webcast today, November 6, 2024, at 8:00 pm Eastern time (5:00 pm Pacific time). Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.ff.com/

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s FX plans and goals, bridge strategy, product optimization efforts and cost reduction efforts, and planned entry into the Middle East, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on its strategy, including its FX strategy, which is substantial; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2024, as amended on May 30, 2024, and June 24, 2024, as updated by the “Risk Factors” section of the Company’s first quarter 2024 Form 10-Q filed with the SEC on July 30, 2024 and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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